UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

THE AES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction	Commission File Number	(I.R.S. Employer Identification
of incorporation)		No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events

On May 29, 2008, The AES Corporation (“AES” or the “Company”) completed the sale of its interest in the AES Ekibastuz power plant and Maikuben coal mine in Kazakhstan to Kazakhmys PLC for gross proceeds of approximately $1.1 billion.  AES will have the opportunity, over three years, to receive additional consideration of up to $381 million under earn-out provisions, a management fee and a capital expenditure program bonus, for a total consideration of up to $1.48 billion.

The Company is retaining its facilities in Eastern Kazahkstan, including Sogrinsk CHP, Ust-Kamenogorsk CHP; its facilities under concession agreements, Shulbinsk HPP and Ust-Kamenogorsk HPP; and its trading business, Nurenergoservice L.L.P.  The previously disclosed litigation involving these businesses and the investigation of Irtysh Power and Light, LLP remain pending.

The Company issued a press release announcing the completion of the sale, which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press Release, dated May 30, 2008, of The AES Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

/s/ Victoria D. Harker
Victoria D. Harker
Executive Vice President and Chief
Financial Officer

Date: May 30, 2008